                        PRESS RELEASE
9 Meters Biopharma, Inc. Announces Collaboration with the Duke Clinical Research Institute to Support 9 Meters’ Program in Short Bowel Syndrome

RALEIGH, NC / ACCESSWIRE / April 19, 2021 / 9 Meters Biopharma, Inc. (NASDAQ:NMTR), a clinical-stage company focused on rare and unmet needs in gastroenterology, announced today that the Company will enter into a collaboration with the Duke Clinical Research Institute (DCRI) to support the clinical development of 9 Meters’ candidate NM-002, a proprietary long-acting GLP-1 agonist, currently in Phase 2 development for short bowel syndrome (SBS).

SBS is a life-threatening orphan disease caused by a significant shortening of the gastrointestinal tract, leading to impaired nutrient absorption. Many SBS patients rely at least partly on parenteral support, an intravenous method of providing hydration, essential nutrients and electrolytes.

“Patients with SBS suffer from severe symptoms like chronic diarrhea, and many rely on parenteral support to maintain proper nutrient uptake,” said Patrick H. Griffin, M.D., chief medical officer of 9 Meters. “NM-002 has shown positive topline data to date with improvements in total stool output and bowel frequency in patients, as well as rapid onset and sustained clinical effects following the first dose. We’re excited to have the opportunity to establish this collaboration with such a renowned institute like the DCRI and integrate their expertise and resources as we progress NM-002 through clinical development for patients living with this debilitating disease.”

9 Meters’ clinical trial is a Phase 2, double-blind, multicenter, placebo-controlled, parallel group study of the safety, efficacy and tolerability of NM-002 in adult patients with short bowel syndrome. Total stool output will serve as the primary endpoint in this study. Topline data is anticipated in the fourth quarter of 2021, with a Phase 3 expected to begin in the same quarter.

About NM-002

NM-002 is a long-acting injectable glucagon-like peptide-1 (GLP-1) receptor agonist designed specifically to treat gastric motility in SBS patients by slowing digestive transit time, which may reduce reliance on parenteral support. NM-002 utilizes the proprietary XTEN® technology to extend circulating half-life. 9 Meters previously announced positive topline data from its Phase 1b/2a study in adult patients suffering from SBS.

About 9 Meters Biopharma
9 Meters Biopharma, Inc. ("the Company") is a rare and unmet needs-focused gastroenterology company. The Company is advancing NM-002, a proprietary long-acting GLP-1 agonist into a Phase 2 trial for short bowel syndrome (SBS), a rare, orphan disease, as well as larazotide, a Phase 3 tight junction regulator being evaluated for patient-reported symptom improvement in non-responsive celiac disease.

For more information, please visit www.9meters.com or follow 9 Meters on Twitter and LinkedIn.

Forward-Looking Statements
This press release includes forward-looking statements based upon the Company's current expectations. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. Actual results and the timing of events

                        PRESS RELEASE
could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) uncertainties associated with the clinical development and regulatory approval of product candidates; (ii) risks related to the inability of the Company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; (iii) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (iv) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (v) the impact of COVID-19 on our operations, clinical trials or future financings and (vi) risks associated with the possible failure to realize certain anticipated benefits of the Company's 2020 merger and its acquisition of Naia Rare Diseases, Inc. in 2020, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements because of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and in other filings that the Company has made and future filings the Company will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Corporate contacts
Edward J. Sitar
Chief Financial Officer
9 Meters Biopharma, Inc.
investor-relations@9meters.com
www.9meters.com

Media contact
Veronica Eames
LifeSci Communications, LLC
veames@lifescicomms.com
203-942-4626

Investor contact
Corey Davis, Ph.D.
LifeSci Advisors, LLC
cdavis@lifesciadvisors.com
212-915-2577